Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for Third Quarter 2009
Middletown, NY — November 6, 2009 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three and nine months ended September 30, 2009. Mediacom Communications will hold a teleconference today at 10:30 a.m. Eastern Time to discuss its financial results. A live broadcast of the teleconference can be accessed through our web site at www.mediacomcc.com.
Pro Forma Third Quarter 2009 Financial Highlights *
•	Revenues increased 4.8% to $363.4 million[1]

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) grew 5.3% to $131.3 million[1,2]

•	Revenue generating units (“RGUs”) grew 6,000 for the quarter and 106,000 year-over-year, or a 3.7% annual gain[1]
Actual Third Quarter 2009 Financial Highlights *
•	Revenues increased 3.1% to $363.4 million

•	Adjusted OIBDA rose 3.9% to $131.3 million[2]

•	Operating income decreased 0.3% to $70.9 million

•	Free cash flow was $20.3 million, or $0.30 per basic weighted average share, compared to negative $10.6 million, or negative $0.11 per basic weighted average share
“We began the year with significant uncertainties as to whether therecession and financial crisis would have a meaningful impact on our business,” stated Rocco B. Commisso, Mediacom’s Chairman and CEO. “Even though our RGU additions softened considerably, I am pleased to report another quarter of solid financial performance in this protracted economic downturn, as we delivered year-over-year pro forma growth rates in both revenues and Adjusted OIBDA that were among the highest in the cable and telecom sectors.”
“These results keep us on track to meet or exceed our free cash flow per share guidance of $1.30 for 2009. Year-to-date, we have produced nearly $83 million of after-tax free cash flow, compared to $2 million in the same period last year — representing about $1.15 per basic weighted average share. Just as important, in the third quarter we were successful in accessing the debt markets to complete $650 million of refinancing transactions, enabling our Company to extend debt maturities to the 2017-2019 timeframe and to lower our cost of debt,” concluded Mr. Commisso.

*	See Notes on Page 4 regarding pro forma presentation and Adjusted OIBDA.

Three Months Ended September 30, 2009 Compared to Pro Forma Three Months Ended September 30, 2008
Operating results and year-over-year changes in the narrative below are presented on a pro forma basis for the three months ended September 30, 2008, to take into account our contribution of non-strategic cable systems under the Exchange Agreement, with affiliates of Morris Communications Company, LLC. The Exchange Agreement closed in February 2009. See “Morris Transaction” below for information regarding the Exchange Agreement. As of the contribution date, these cable systems served approximately 25,000 basic subscribers and 51,000 RGUs. For all periods presented, see Table 8 for pro forma summary operating statistics, Table 9 for the pro forma presentation of operating data and Table 10 for a reconciliation of actual and pro forma operating data.
Revenues rose 4.8% to $363.4 million, mainly due to a 3.7% year-over-year increase in RGUs, partially offset by lower advertising revenues.
•	Video revenues increased 2.5%, primarily due to customer growth in digital and other advanced video products and services, including digital video recorders (“DVRs”) and high-definition television (“HDTV”). During the quarter, we lost 19,000 basic subscribers, and year-over-year, we lost 36,000 basic subscribers, representing a reduction of 2.8%.

During the quarter, we added 7,000 digital customers to end the quarter with 665,000 customers, or a 52.7% penetration of basic subscribers. Year-over-year, we gained 52,000 digital customers, representing an 8.5% growth rate. As of September 30, 2009, 37.1% of our digital customers were taking DVR and/or HDTV services.

•	High-speed data revenues rose 10.1%, mainly due to a year-over-year gain of 52,000 high-speed data customers, or 7.3 % and, to a lesser extent, higher unit pricing. During the quarter, we added 11,000 high-speed data customers to end the quarter with 765,000 high-speed data customers, or a 27.4% penetration of estimated homes passed.

•	Phone revenues grew 22.3%, largely due to a year-over-year increase of 38,000 phone customers, or 16.1%, and, to a much lesser extent, higher unit pricing. During the quarter, we added 7,000 phone customers to end the quarter with 274,000 phone customers, or a 10.4% penetration of estimated marketable phone homes.

•	Advertising revenues were 15.6% lower, principally due to declines in automotive and political advertising in national and, to a lesser extent, local markets.
Total operating costs grew 4.5%, primarily due to increases in programming unit costs, offset in part by improved productivity in our call centers and a reduction in vehicle fuel and other service related expenses.
Adjusted OIBDA rose 5.3%, resulting in a margin of 36.1%, as compared to a margin of 35.9% for the same period last year. Operating income was essentially flat, as the increase in Adjusted OIBDA was mostly offset by higher depreciation and amortization expense.

Liquidity and Capital Resources
We have included the Condensed Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 in Table 4 to provide more details regarding liquidity and capital resources.
Significant sources of cash for the nine months ended September 30, 2009 were:
•	Issuance of $350.0 million of 9 1/8% senior notes due August 2019. See “New Financings”;

•	Net bank financing of $334.0 million, including a $300.0 million new term loan, with a final maturity of March 2017. See “New Financings”; and

•	Net cash flows from operating activities of $245.8 million.
Significant uses of cash for the nine months ended September 30, 2009 were:
•	Tender for, and redemption of, $625.0 million of outstanding senior notes. See “New Financings”;

•	Capital expenditures of approximately $167.2 million; and

•	Funding of the cash portion totaling $110.0 million under the Exchange Agreement. See “Morris Transaction.”
For the nine months ended September 30, 2009, free cash flow was significantly higher than the prior year period, increasing from $2.0 million to $82.8 million. See Table 7 for further detail.
New Financings
On August 25, 2009, we entered into an incremental facility agreement that provides for a new term loan under our existing credit facilities in the amount of $300.0 million (the “new term loan”). The new term loan matures in March 2017 and beginning in December 2009 will be subject to quarterly reductions of 0.25%, with a final payment at maturity representing 92.75% of the original principal amount. On the same date, we issued $350.0 million aggregate principal amount of 9 1/8% Senior Notes due August 2019. Net proceeds from the issuance of the Senior Notes and borrowings under the new term loan totaled $626.1 million, after giving effect to original issue discount and financing costs, and were used to fund tender offers and redemption of our existing 7 7/8% Senior Notes due 2011, with an original principal amount of $125 million, and 9 1/2% Senior Notes due 2013, with an original principal amount of $500 million.
Morris Transaction
On September 7, 2008, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with affiliates of Morris Communications Company. On February 13, 2009, we completed the Exchange Agreement pursuant to which we exchanged all of the outstanding shares of stock of a wholly-owned subsidiary, which held (i) non-strategic cable television systems located in Western North Carolina serving approximately 25,000 basic subscribers, and (ii) approximately $110 million in cash, for 28,309,674 shares of Mediacom Class A common stock owned by an affiliate of Morris Communications.
Financial Position
At September 30, 2009, our total net debt outstanding (total debt less cash balances) was $3.375 billion, an increase of $5.0 million from the total net debt outstanding as of June 30, 2009. Our net debt leverage3 was 6.3 times as of September 30, 2009, as compared to 6.4 times for the prior year period. As of the same date, our unused credit facilities were $583.5 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of our debt arrangements. As of the date of this press release, about 58% of our total debt was at fixed interest rates or subject to interest rate protection.

Notes:

[1]	We have presented certain pro forma operating and financial information on a comparable basis to reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. These non-strategic cable systems were located in Western North Carolina, and served approximately 51,000 RGUs, including 25,000 basic subscribers. See “Morris Transaction” above for information regarding the Exchange Agreement, and for the periods presented, see Table 8 for pro forma summary operating statistics, Table 9 for pro forma operating data and Table 10 for a reconciliation of actual to pro forma data.

[2]	Adjusted OIBDA excludes non-cash, share-based compensation charges.

[3]	Calculated in accordance with our debt agreements, net debt leverage is the ratio of total debt outstanding (net of cash balances) to Adjusted OIBDA (annualized for the most recently completed quarter).
Company Description
Mediacom Communications is the nation’s seventh largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, DVRs, HDTV, high-speed data access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Cautionary Statement Regarding Forward-Looking Statements
You should carefully review the information contained in this Press Release and in other reports or documents that we file from time to time with the SEC.
In this Press Release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those and other comparable words. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to:
•	increased levels of competition from existing and new competitors;

•	lower demand for our video, high-speed data and phone services;

•	our ability to successfully introduce new products and services to meet customer demands and preferences;

•	changes in laws, regulatory requirements or technology that may cause us to incur additional costs and expenses;

•	greater than anticipated increases in programming costs and delivery expenses related to our products and services;

•	changes in assumptions underlying our critical accounting policies;

•	the ability to secure hardware, software and operational support for the delivery of products and services to our customers;

•	disruptions or failures of network and information systems upon which our business relies;

•	our reliance on certain intellectual properties;

•	our ability to generate sufficient cash flow to meet our debt service obligations;

•	fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter;

•	instability in the capital and credit markets, which may impact our ability to refinance future debt maturities or provide funding for potential strategic transactions, on similar terms as we currently experience; and

•	other risks and uncertainties discussed in this Press Release, our Annual Report on Form 10-K for the year ended December 31, 2008 and other reports or documents that we file from time to time with the SEC.
Statements included in this Press Release are based upon information known to us as of the date that this Press Release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this Press Release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.

Tables:		Contact:
(1)	Consolidated Statements of Operations—three month periods	Investor Relations
(2)	Consolidated Statements of Operations—nine month periods	Calvin Craib
(3)	Condensed Consolidated Balance Sheets	Senior Vice President,
(4)	Condensed Consolidated Statements of Cash Flows	Corporate Finance
(5)	Capital Expenditure Data	(845) 695-2675
(6)	Reconciliation Data — Historical
(7)	Calculation — Free Cash Flow	Media Relations
(8)	Pro Forma Summary Operating Statistics	Thomas Larsen
(9)	Pro Forma Operating Data	Vice President,
(10)	Reconciliation of Actual to Pro Forma Data	Legal and Public Affairs
(11)	Use of Non-GAAP Financial Measures	(845) 695-2754

TABLE 1
Actual Results
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,		Percent
	2009	2008	Change
Video	$231,407	$229,545	0.8%
High-speed data	89,252	82,447	8.3
Phone	28,641	23,697	20.9
Advertising	14,083	16,864	(16.5)

Total revenues	$363,383	$352,553	3.1%

Service costs	$156,425	$148,671	5.2%
SG&A expenses	68,708	70,785	(2.9)
Corporate expenses	6,968	6,693	4.1

Total operating costs	$232,101	$226,149	2.6%

Adjusted OIBDA	$131,282	$126,404	3.9%

Non-cash, share-based compensation charges	(1,805)	(1,444)	25.0
Depreciation and amortization	(58,528)	(53,781)	8.8

Operating income	$70,949	$71,179	(0.3)%

Interest expense, net	$(53,020)	$(54,678)	(3.0)%
(Loss) gain on derivatives, net	(5,236)	6,006	NM
Loss on early extinguishment of debt	(5,899)	—	NM
Other expense, net	(2,289)	(5,816)	(60.6)

Income before provision for income taxes	4,505	16,691	(73.0)%
Provision for income taxes	(14,505)	(14,494)	0.1

Net (loss) income	$(10,000)	$2,197	NM

Basic weighted average shares outstanding	67,458	94,628
Basic (loss) earnings per share	$(0.15)	$0.02

Diluted weighted average shares outstanding	67,458	96,916
Diluted (loss) earnings per share	$(0.15)	$0.02

Adjusted OIBDA margin (a)	36.1%	35.9%
Operating income margin (b)	19.5%	20.2%

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Actual Results
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,		Percent
	2009	2008	Change
Video	$699,398	$689,194	1.5%
High-speed data	264,339	239,463	10.4
Phone	83,260	65,436	27.2
Advertising	41,319	47,639	(13.3)

Total revenues	$1,088,316	$1,041,732	4.5%

Service costs	$463,023	$434,174	6.6%
SG&A expenses	201,295	205,261	(1.9)
Corporate expenses	20,797	19,974	4.1

Total operating costs	$685,115	$659,409	3.9%

Adjusted OIBDA	$403,201	$382,323	5.5%

Non-cash, share-based compensation charges	(5,384)	(3,931)	37.0
Depreciation and amortization	(175,236)	(173,266)	1.1

Operating income	$222,581	$205,126	8.5%

Interest expense, net	$(153,272)	$(163,302)	(6.1)%
Gain on derivatives, net	19,044	4,122	NM
Gain (loss) on sale of cable systems, net	13,781	(170)	NM
Loss on early extinguishment of debt	(5,899)	—	NM
Other expense, net	(7,115)	(9,650)	(26.3)

Income before provision for income taxes	89,120	36,126	146.7%
Provision for income taxes	(42,352)	(43,632)	(2.9)

Net income (loss)	$46,768	$(7,506)	NM

Basic weighted average shares outstanding	71,830	95,803
Basic earnings (loss) per share	$0.65	$(0.08)

Diluted weighted average shares outstanding	75,074	95,803
Diluted earnings (loss) per share	$0.62	$(0.08)

Adjusted OIBDA margin (a)	37.0%	36.7%
Operating income margin (b)	20.5%	19.7%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 3
Actual Results
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$70,542	$67,111
Subscriber accounts receivable, net	85,918	81,086
Prepaid expenses and other assets	22,013	17,615
Deferred tax assets	7,027	8,260
Assets held for sale	—	1,693

Total current assets	$185,500	$175,765

Property, plant and equipment, net	1,467,856	1,476,287
Intangible assets, net	2,019,808	2,022,219
Other assets, net	48,701	33,785
Assets held for sale	—	10,933

Total assets	$3,721,865	$3,718,989

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$272,753	$268,574
Deferred revenue	57,553	54,316
Current portion of long-term debt	109,125	124,500
Liabilities held for sale	—	2,020

Total current liabilities	$439,431	$449,410

Long-term debt, less current portion	3,265,875	3,191,500
Deferred tax liabilities	421,769	380,650
Other non-current liabilities	29,538	44,073

Total stockholders’ deficit	(434,748)	(346,644)

Total liabilities and stockholders’ deficit	$3,721,865	$3,718,989

TABLE 4
Actual Results
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$245,754	$188,225

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	$(167,153)	$(217,057)

Net cash flows used in investing activities	$(167,153)	$(217,057)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES:
New borrowings	$1,360,250	689,000
Repayment of debt	(1,026,250)	(644,032)
Issuance of senior notes	350,000	—
Redemption of senior notes	(625,000)	—
Net settlement of restricted stock units	(1,518)	—
Repurchases of Class A common stock for cash	(110,000)	(22,389)
Proceeds from issuance of common stock in employee stock purchase plan	548	490
Financing costs	(23,896)	(10,887)
Other financing activities (including book overdrafts)	696	30,586

Net cash flows (used in) provided by financing activities	$(75,170)	$42,768

Net increase in cash	3,431	13,936
CASH AND CASH EQUIVALENTS, beginning of period	67,111	19,388

CASH AND CASH EQUIVALENTS, end of period	$70,542	$33,324

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$167,040	$166,956

NON-CASH TRANSACTION — FINANCING:
Assets held for sale exchanged for Class A common stock	$29,284	$—

TABLE 5
Actual Results
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Customer premise activity	$82,193	$105,961
Commercial	8,432	7,536
Scalable infrastructure	38,081	38,988
Line extensions	4,965	13,492
Upgrade/Rebuild	22,540	35,890
Support capital	10,942	15,190

Total	$167,153	$217,057

TABLE 6
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Actual Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008
Adjusted OIBDA	$131,282	$126,404
Non-cash, share-based compensation charges	(1,805)	(1,444)
Depreciation and amortization	(58,528)	(53,781)

Operating income	$70,949	$71,179

	Nine Months Ended
	September 30,
	2009	2008
Adjusted OIBDA	$403,201	$382,323
Non-cash, share-based compensation charges	(5,384)	(3,931)
Depreciation and amortization	(175,236)	(173,266)

Operating income	$222,581	$205,126

TABLE 6
(Continued)
Reconciliation of Free Cash Flow to Actual Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Free cash flow	$82,776	$1,964
Capital expenditures	167,153	217,057
Other expense, net	(3,786)	(5,997)
Change in assets and liabilities, net	(389)	(24,799)

Net cash flows provided by operating activities	$245,754	$188,225

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
TABLE 7
Calculation — Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008
Adjusted OIBDA	$131,282	$126,404
Capital expenditures	(57,980)	(82,326)
Interest expense, net	(53,020)	(54,678)

Free cash flow	$20,282	$(10,600)

	Nine Months Ended
	September 30,
	2009	2008
Adjusted OIBDA	$403,201	$382,323
Capital expenditures	(167,153)	(217,057)
Interest expense, net	(153,272)	(163,302)

Free cash flow	$82,776	$1,964

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 8
Pro Forma Summary Operating Statistics(a)
(Unaudited)

	September 30,	June 30,	September 30,
	2009	2009	2008
Estimated homes passed	2,790,000	2,790,000	2,786,000

Total revenue generating units (RGUs)(b)	2,967,000	2,961,000	2,861,000
Quarterly RGU additions	6,000	7,000	68,000

Customer relationships(c)	1,374,000	1,378,000	1,380,000

Video
Basic subscribers	1,263,000	1,282,000	1,299,000
Quarterly basic subscriber (losses) additions	(19,000)	(15,000)	3,000
Digital customers	665,000	658,000	613,000
Quarterly digital customer additions	7,000	8,000	24,000
Digital penetration(d)	52.7%	51.3%	47.2%

High-speed data
High-speed data customers	765,000	754,000	713,000
Quarterly high-speed data customer additions	11,000	6,000	24,000
High-speed data penetration(e)	27.4%	27.0%	25.6%

Phone
Estimated marketable phone homes(f)	2,635,000	2,564,000	2,560,000
Phone customers	274,000	267,000	236,000
Quarterly phone customer additions	7,000	8,000	17,000
Phone penetration(g)	10.4%	10.4%	9.2%

Average total monthly revenue per basic subscriber(h)	$95.19	$94.22	$89.10

(a)	Pro forma results reflect disposition of non-strategic cable systems under the Exchange Agreement as if they occurred on December 31, 2007. The data in the chart below reflects actual operating statistics for the disposed cable systems as of September 30, 2008.

Actual
September 30,
2008
Estimated homes passed	64,000

Basic subscribers	25,000
Digital customers	11,000
High-speed data customers	13,000
Phone customers	3,000

Total RGUs	52,000

(b)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(c)	Represents the total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(d)	Represents digital customers as a percentage of basic subscribers.

(e)	Represents data customers as a percentage of estimated homes passed.

(f)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(g)	Represents phone customers as a percentage of estimated marketable phone homes.

(h)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.

TABLE 9
Pro Forma Operating Data(a)
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,		Percent
	2009	2008	Change
Video	$231,407	$225,685	2.5%
High-speed data	89,252	81,034	10.1
Phone	28,641	23,419	22.3
Advertising	14,083	16,689	(15.6)

Total revenues	$363,383	$346,827	4.8%

Service costs	156,425	145,711	7.4%
SG&A expenses	68,708	69,747	(1.5)
Corporate expenses	6,968	6,694	4.1

Total operating costs	$232,101	$222,152	4.5%

Adjusted OIBDA	$131,282	$124,675	5.3%

Non-cash, share-based compensation charges	$(1,805)	$(1,444)	25.0%
Depreciation and amortization	(58,528)	(52,826)	10.8

Operating income	$70,949	$70,405	0.8%

	Nine Months Ended
	September 30,		Percent
	2009	2008	Change
Video	$697,610	$677,672	2.9%
High-speed data	263,639	235,338	12.0
Phone	83,100	64,751	28.3
Advertising	41,245	47,149	(12.5)

Total revenues	$1,085,594	$1,024,910	5.9%

Service costs	461,663	425,626	8.5%
SG&A expenses	200,796	202,050	(0.6)
Corporate expenses	20,797	19,984	4.1

Total operating costs	$683,256	$647,660	5.5%

Adjusted OIBDA	$402,338	$377,250	6.7%

Non-cash, share-based compensation charges	$(5,384)	$(3,931)	37.0%
Depreciation and amortization	(175,236)	(169,847)	3.2

Operating income	$221,718	$203,472	9.0%

(a)	Pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007.

TABLE 10
Reconciliation of Actual to Pro Forma Data(a)
(Dollars in thousands)
(Unaudited)

	Actual	Pro Forma	Pro Forma
	Results	Adjustments	Results
Three Months Ended September 30, 2009
Total revenues	$363,383	$—	$363,383

Operating costs (excluding depreciation and amortization)	232,101	—	232,101

Adjusted OIBDA	$131,282	$—	$131,282
Non-cash, share based compensation charges	1,805	—	1,805
Depreciation and amortization	58,528	—	58,528

Operating income	$70,949	$—	$70,949

Three Months Ended September 30, 2008
Total revenues	$352,553	$(5,726)	$346,827

Operating costs (excluding depreciation and amortization)	226,149	(3,997)	222,152

Adjusted OIBDA	$126,404	$(1,729)	$124,675
Non-cash, share based compensation charges	1,444	—	1,444
Depreciation and amortization	53,781	(955)	52,826

Operating income	$71,179	$(774)	$70,405

	Actual	Pro Forma	Pro Forma
	Results	Adjustments	Results
Nine Months Ended September 30, 2009
Total revenues	$1,088,316	$(2,722)	$1,085,594

Operating costs (excluding depreciation and amortization)	685,115	(1,859)	683,256

Adjusted OIBDA	$403,201	$(863)	$402,338
Non-cash, share based compensation charges	5,384	—	5,384
Depreciation and amortization	175,236	—	175,236

Operating income	$222,581	$(863)	$221,718

Nine Months Ended September 30, 2008
Total revenues	$1,041,732	$(16,822)	$1,024,910

Operating costs (excluding depreciation and amortization)	659,409	(11,749)	647,660

Adjusted OIBDA	$382,323	$(5,062)	$377,250
Non-cash, share based compensation charges	3,931	—	3,931
Depreciation and amortization	173,266	(3,419)	169,847

Operating income	$205,126	$(1,643)	$203,472

(a)	Pro forma adjustments and pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. The Exchange Agreement was completed on February 13, 2009.

TABLE 11
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate our performance and to forecast future results. We believe Adjusted OIBDA is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of our non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate our ability to service our debt and to fund continued growth with internally generated funds. We believe Free Cash Flow, and Free Cash Flow per share, is useful for investors for the same reasons and provides measures that can be used to analyze, value and compare companies in the cable television industry. Our definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income, net income or net loss as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6. We are unable to reconcile these non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain events, such as the initiation of depreciation relative to network construction projects, or changes in working capital.